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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ACTO DIGITAL VIDEO U.S.A. INC.
             (exact name of registrant as specified in its charter)

                 DELAWARE                                98-0382978
                 --------                                ----------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

            275 MADISON AVENUE
                6TH FLOOR                                   10016
            NEW YORK, NEW YORK
                                                         (Zip Code)
 (Address of principal executive offices)



If  this   form   relates   to  the        If  this   form   relates   to  the
registration    of   a   class   of        registration    of   a   class   of
securities   pursuant   to  Section        securities   pursuant   to  Section
12(b)  of the  Exchange  Act and is        12(g)  of the  Exchange  Act and is
effective   pursuant   to   General        effective   pursuant   to   General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box. |_|                         following box. |X|

Securities Act registration statement file number to which this form relates:
333-101960

Securities to be registered pursuant to Section 12(g) of the Act:



Title of each class to be so registered    Name of each exchange on which each class is
---------------------------------------    to be registered
Common Stock, Par Value $0.0001 per share  --------------------------------------------
                                           The Over-The-Counter Bulletin Board



Securities to be registered pursuant to section 12 (b) of the Act:

                                      NONE



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         On December 18, 2002, the Registrant filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (File No. 333-101960) (the "Registration Statement"). On February 20, 2003, the Registrant filed with the SEC Amendment No. 1 to the Registration Statement. On May 13, 2003, the Registrant filed with the SEC Amendment No. 2 to the Registration Statement. On July 3, 2003, the Registrant filed with the SEC Amendment No. 3 to the Registration Statement. On July 23, the Registrant filed with the SEC Amendment No. 4 to the Registration Statement. On August 6, 2003, the Registrant filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, the Prospectus dated July 25, 2003 (the "Prospectus"). The Prospectus is incorporated herein by reference to the extent set forth below.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption, "DESCRIPTION OF SECURITIES - General" and "DESCRIPTION OF SECURITIES - Common Stock" in the Prospectus.

ITEM 2.  EXHIBITS.

          1.1 Certificate of Incorporation of Acto Digital Video U.S.A. Inc. (formerly known as Micropower Generation, Inc.) dated December 15, 1999, as amended by a Certificate of Amendment of Certificate of Incorporation dated August 27, 2002, as amended by a Certificate of Amendment of Certificate of Incorporation dated October 25, 2002, as amended by a Certificate of Amendment of Certificate of Incorporation dated October 29, 2002.

          2.1 By-laws of Acto Digital Video U.S.A. Inc. (formerly known as Micropower Generation, Inc.), adopted as of December 18, 1999.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 7, 2003


                                            ACTO DIGITAL VIDEO U.S.A. INC.


                                            By: /s/ Jing Xie
                                                --------------------------------
                                                Jing Xie
                                                President



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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                          ACTO DIGITAL VIDEO U.S.A INC.


                                    EXHIBITS
                                       TO
                                    FORM 8-A






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EXHIBIT INDEX.

          1.1 Certificate of Incorporation of Acto Digital Video U.S.A. Inc. (formerly known as Micropower Generation, Inc.) dated December 15, 1999, as amended by a Certificate of Amendment of Certificate of Incorporation dated August 27, 2002, as amended by a Certificate of Amendment of Certificate of Incorporation dated October 25, 2002, as amended by a Certificate of Amendment of Certificate of Incorporation dated October 29, 2002.

          2.1 By-laws of Acto Digital Video U.S.A. Inc. (formerly known as Micropower Generation, Inc.), adopted as of December 18, 1999.




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